CONTACT
Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS THIRD QUARTER 2011 RESULTS

CHICAGO (November 2, 2011) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results as follows:

•	Adjusted EBITDA was $135 million in the third quarter of 2011 compared to $111 million in the third quarter of 2010, an increase of 21.6%.

•

Net income attributable to Hyatt was $14 million, or $0.08 per share, during the third quarter of 2011 compared to net income attributable to Hyatt of $30 million, or $0.17 per share, in the third quarter of 2010. Adjusted for special items, net income attributable to Hyatt was $27 million, or $0.16 per share, during the third quarter of 2011 compared to net income attributable to Hyatt of $9 million, or $0.06 per share, during the third quarter of 2010. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 9.2% (6.9% excluding the effect of currency) in the third quarter of 2011 compared to the third quarter of 2010.

•

Owned and leased hotel operating margins increased 600 basis points in the third quarter of 2011 compared to the third quarter of 2010. Comparable owned and leased hotel operating margins increased 350 basis points in the third quarter of 2011 compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margin to owned and leased hotel operating margin.

•

Comparable North American full-service RevPAR increased 7.1% (6.8% excluding the effect of currency) in the third quarter of 2011 compared to the third quarter of 2010. Comparable North American select-service RevPAR increased 8.8% in the third quarter of 2011 compared to the third quarter of 2010.

•	Comparable International RevPAR increased 9.6% (3.4% excluding the effect of currency) in the third quarter of 2011 compared to the third quarter of 2010.

•	The Company added 26 properties during the third quarter of 2011, including 19 properties acquired from LodgeWorks, L.P. and its private equity partners (“LodgeWorks”).

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “I am very pleased that we completed the acquisition of 19 hotels from LodgeWorks during the quarter and welcomed a number of former LodgeWorks associates as new members of the Hyatt family. This acquisition immediately expands our extended-stay presence, expertise and development capabilities in North America, as well as adds several unique full-service hotels to Hyatt’s portfolio. While it is still early, we are pleased with the initial results. We are also looking forward to the re-branding of all our extended-stay properties to our newly announced Hyatt House brand, which is on track for early 2012.”

“We saw strong RevPAR growth in the third quarter, especially at our owned hotels and those located in North America. In addition, performance at our comparable owned and leased hotels was strong, with margins expanding by 350 basis points. The significant renovations at five of our owned properties neared completion during the quarter and initial guest and meeting planner response has been overwhelmingly positive. We are enthusiastic about the anticipated long-term benefits of these renovations.”

“We continue to generate strong interest in our brands and we are excited about opening managed hotels in India, China, and Tanzania during the quarter. We believe we remain well poised for future opportunities as we have maintained significant liquidity following a bond offering and the amendment of our revolving line of credit during the quarter.”

SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Adjusted EBITDA increased 26.2% in the third quarter of 2011 compared to the same period in 2010.

RevPAR for comparable owned and leased hotels increased 9.2% (6.9% excluding the effect of currency) in the third quarter of 2011 compared to the same period in 2010. Occupancy improved 300 basis points, and ADR increased 5.0% (2.7% excluding the effect of currency).

Revenues increased 3.3% (1.3% excluding the effect of currency) in the third quarter of 2011 compared to the same period in 2010. Comparable hotel revenues increased 8.5% (6.5% excluding the effect of currency) in the third quarter of 2011 compared to the same period in 2010.

Owned and leased expenses decreased 4.3% in the third quarter of 2011 compared to the same period in 2010. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 3.9% in the third quarter of 2011 compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

As part of the acquisition of assets from LodgeWorks, 19 hotels were added to the owned and leased portfolio in the third quarter of 2011 (with an additional hotel acquisition closing during the fourth quarter of 2011):

•	AVIA Long Beach (owned, 138 rooms)
•	AVIA Napa (owned, 141 rooms)
•	AVIA Savannah (owned, 151 rooms)
•	AVIA The Woodlands (owned, 70 rooms)
•	Hotel Sierra Green Bay (owned, 241 rooms)
•	Hotel Sierra Branchburg (owned, 139 rooms)
•	Hotel Sierra Charlotte City Center (owned, 163 rooms)

•	Hotel Sierra Washington / Dulles (owned, 162 rooms)
•	Hotel Sierra Fishkill (owned, 135 rooms)
•	Hotel Sierra Morrisville / Raleigh (owned, 141 rooms)
•	Hotel Sierra Parsippany (owned, 140 rooms)
•	Hotel Sierra Rancho Cordova (owned, 158 rooms)
•	Hotel Sierra Richmond (owned, 134 rooms)
•	Hotel Sierra Santa Clara (owned, 150 rooms)
•	Hotel Sierra San Jose (owned, 164 rooms)
•	Hotel Sierra San Ramon (owned, 142 rooms)
•	Hotel Sierra Shelton (owned, 127 rooms)
•	Hyatt Place Madison (owned, 151 rooms)[1]
•	Hyatt Summerfield Suites Plymouth Meeting (owned, 131 rooms)[1]

1 Property was previously franchised and included in North American Management and Franchising segment

One hotel, Hyatt on Capitol Square, was removed from the owned and leased portfolio in the third quarter of 2011. The lessor of this hotel exercised a termination right.

North American Management and Franchising Segment

Adjusted EBITDA increased by 8.1% in the third quarter of 2011 compared to the same period in 2010.

RevPAR for comparable North American full-service hotels increased 7.1% (6.8% excluding the effect of currency) in the third quarter of 2011 compared to the same period in 2010. Occupancy increased 260 basis points and ADR increased 3.5% (3.2% excluding the effect of currency).

RevPAR for comparable North American select-service hotels increased 8.8% in the third quarter of 2011 compared to the same period in 2010. Occupancy increased 410 basis points and ADR increased by 3.1%.

Revenue from management, franchise, and other fees increased 8.3% in the third quarter of 2011 compared to the same period in 2010.

The following hotels were added to the portfolio during the third quarter:

•	Hyatt 48Lex (franchised, 116 rooms)
•	Hyatt Place Long Island / East End (franchised, 100 rooms)
•	Hotel Sierra Bellevue (managed, 160 rooms) [2,3]
•	Hotel Sierra Redmond (managed, 144 rooms) [2,3]
•	AVIA Long Beach (owned, 138 rooms) [4]
•	AVIA Napa (owned, 141 rooms) [4]
•	AVIA Savannah (owned, 151 rooms) [4]
•	AVIA The Woodlands (owned, 70 rooms) [4]
•	Hotel Sierra Green Bay (owned, 241 rooms) [4]
•	Hotel Sierra Branchburg (owned, 139 rooms) [2]
•	Hotel Sierra Charlotte City Center (owned, 163 rooms) [2]
•	Hotel Sierra Washington / Dulles (owned, 162 rooms) [2]
•	Hotel Sierra Fishkill (owned, 135 rooms) [2]
•	Hotel Sierra Morrisville / Raleigh (owned, 141 rooms) [2]
•	Hotel Sierra Parsippany (owned, 140 rooms) [2]
•	Hotel Sierra Rancho Cordova (owned, 158 rooms) [2]
•	Hotel Sierra Richmond (owned, 134 rooms) [2]
•	Hotel Sierra Santa Clara (owned, 150 rooms) [2]
•	Hotel Sierra San Jose (owned, 164 rooms) [2]

•	Hotel Sierra San Ramon (owned, 142 rooms) [2]
•	Hotel Sierra Shelton (owned, 127 rooms) [2]

2 Properties to be rebranded to a Hyatt select-service brand

3 The Company acquired the management rights, but not the real estate as part of LodgeWorks transaction

4 Properties to be rebranded to a Hyatt full-service brand

Two hotels were removed from the portfolio in the third quarter of 2011.

International Management and Franchising Segment

Adjusted EBITDA was flat in the third quarter of 2011 compared to the same period in 2010.

RevPAR for comparable international hotels increased 9.6% (3.4% excluding the effect of currency) in the third quarter of 2011 compared to the same period in 2010. Occupancy increased 60 basis points and ADR increased 8.6% (2.4% excluding the effect of currency).

Revenue from management, franchise and other fees increased 9.7% in the third quarter of 2011 compared to the same period in 2010.

The following hotels were added to the portfolio during the third quarter:

•	Grand Hyatt Goa (managed, 313 rooms)
•	Hyatt Regency Guiyang (managed, 366 rooms)
•	Hyatt Regency Chennai (managed, 327 rooms)
•	Hyatt Regency Dar es Salaam (managed, 180 rooms)
•	Hyatt Regency Jinan (managed, 210 rooms)

Two properties were removed from the portfolio in the third quarter of 2011, including the recently added Park Hyatt Ningbo due to unexpected delays in the full opening.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses decreased by 14.7% in the third quarter of 2011 compared to the same period in 2010. Adjusted selling, general, and administrative expenses increased by 14.8% in the third quarter of 2011 compared to the same period in 2010. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Hyatt added 26 hotels in the third quarter of 2011, each of which is listed above.

The Company expects to open a significant number of new properties in the future. As of September 30, 2011, this effort was underscored by executed management or franchise contracts for more than 150 hotels (or more than 36,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets in which the Company is under-represented. Approximately 70% of the projected new hotels will be located outside North America.

CAPITAL EXPENDITURES

Capital expenditures during the third quarter of 2011 totaled $98 million, categorized as follows:

•	Maintenance: $22 million
•	Enhancements to existing properties: $72 million
•	Investment in new facilities: $4 million

CORPORATE FINANCE

During the third quarter, the Company acquired a portfolio of assets from LodgeWorks for a total purchase price of approximately $661 million, including 19 hotels that closed during the third quarter, one hotel closing in the fourth quarter, and the management and/or franchise rights to an additional four hotels.

During the third quarter, the Company issued and sold $250 million of 3.875% senior notes due 2016 at a public offering price of 99.571% and $250 million of 5.375% senior notes due 2021 at a public offering price of 99.846%.

On September 30, 2011, the Company had total debt of approximately $1.23 billion, cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $690 million, short-term investments of approximately $500 million and undrawn borrowing availability of approximately $1.4 billion under its amended and restated revolving credit facility.

2011 INFORMATION

The Company is providing the following information for the 2011 fiscal year:

•	Capital expenditures are expected to be in the range of $390 to $400 million, inclusive of significant renovation projects at five owned properties.

•	Depreciation and amortization expense is expected to be approximately $300 million.

•	Interest expense is expected to be approximately $60 million.

•	The Company expects to open over 35 hotels in total in 2011, including openings related to acquisitions completed in 2011.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, November 2, 2011, at 10:00 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.213.8837, passcode #27145891, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on November 2, 2011 through midnight on November 9, 2011 by dialing 617.801.6888, passcode #16544728. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;
•	asset impairments;
•	other income (loss), net;
•	discontinued operations, net of tax;
•	net loss attributable to noncontrolling interests;
•	depreciation and amortization;
•	interest expense; and
•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, income from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing noncomparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both noncomparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full service or select service hotels or comparable systemwide international full service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable operated hotels” is defined the same as “Comparable systemwide hotels” with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominately by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select Service

The term “select service” includes our Hyatt Place and Hyatt Summerfield Suites brands. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Summerfield Suites is being rebranded as Hyatt HouseTM. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of September 30, 2011, the Company’s worldwide portfolio consisted of 478 properties in 45 countries. For more information, please visit www.hyatt.com.

# # #

Tables to follow

Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Summary of Special Items - Three Months Ended September 30, 2011 and 2010
4.	Summary of Special Items - Nine Months Ended September 30, 2011 and 2010
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Fee Summary
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
10.	Properties and Rooms / Units by Geography
11.	Properties and Rooms / Units by Brand

Hyatt Hotels Corporation

Condensed Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2011 and 2010

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Owned and leased hotels	$470	$455	$1,386	$1,389
Management and franchise fees	66	61	211	182
Other revenues	18	11	49	34
Other revenues from managed properties (a)	343	352	1,062	1,004

Total revenues	897	879	2,708	2,609

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	360	376	1,086	1,114
Depreciation and amortization	75	68	218	204
Other direct costs	8	3	18	—
Selling, general, and administrative	58	68	199	195
Other costs from managed properties (a)	343	352	1,062	1,004

Direct and selling, general, and administrative expenses	844	867	2,583	2,517

Net gains (losses) and interest income from marketable securities held to fund operating programs	(15)	13	(7)	12
Equity earnings (losses) from unconsolidated hospitality ventures	1	(4)	6	(23)
Interest expense	(15)	(16)	(42)	(40)
Asset impairments	(1)	(11)	(2)	(14)
Other income (loss), net	(15)	52	(21)	62

INCOME BEFORE INCOME TAXES	8	46	59	89

(PROVISION) BENEFIT FOR INCOME TAXES	5	(17)	—	(34)

INCOME FROM CONTINUING OPERATIONS	13	29	59	55

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit of $- and $- for the three months ended and $- and $2 for the nine months ended September 30, 2011 and 2010, respectively	—	—	—	(3)
Gains on sales of discontinued operations, net of income tax expense of $- and $1 for the three months ended and $- and $4 for the nine months ended September 30, 2011 and 2010, respectively	—	1	—	7

NET INCOME	13	30	59	59

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	—	2	1

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$14	$30	$61	$60

EARNINGS PER SHARE—Basic
Income from continuing operations	$0.08	$0.17	$0.35	$0.32

Income from discontinued operations	$—	$—	$—	$0.02

Net income attributable to Hyatt Hotels Corporation	$0.08	$0.17	$0.36	$0.34

EARNINGS PER SHARE—Diluted
Income from continuing operations	$0.08	$0.17	$0.35	$0.32

Income from discontinued operations	$—	$—	$—	$0.02

Net income attributable to Hyatt Hotels Corporation	$0.08	$0.17	$0.36	$0.34

Basic share counts	165.5	174.1	169.9	174.1

Diluted share counts	165.6	174.2	170.3	174.3

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Adjusted EBITDA	$135	$111	$395	$358
Equity earnings (losses) from unconsolidated hospitality ventures	1	(4)	6	(23)
Asset impairments	(1)	(11)	(2)	(14)
Other income (loss), net	(15)	52	(21)	62
Discontinued operations, net of tax	—	1	—	4
Net loss attributable to noncontrolling interests	1	—	2	1
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(22)	(18)	(59)	(50)

EBITDA	$99	$131	$321	$338
Depreciation and amortization	(75)	(68)	(218)	(204)
Interest expense	(15)	(16)	(42)	(40)
(Provision) benefit for income taxes	5	(17)	—	(34)

Net Income Attributable to Hyatt Hotels Corporation	$14	$30	$61	$60

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended September 30, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended September 30, 2011 and September 30, 2010, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended September 30,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$14	$30

Earnings per share		$0.08	$0.17

Special Items
Asset impairments (a)	Asset impairments	1	11
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	—	6
Gain on sale of real estate (c)	Other income (loss), net	—	(6)
Marketable securities (d)	Other income (loss), net	12	(10)
Gain on extinguishment of debt (e)	Other income (loss), net	—	(35)
Provisions on hotel loans (f)	Other income (loss), net	4	2
Transaction costs (g)	Other income (loss), net	4	—

Total special items - pre-tax		21	(32)
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(8)	12
Discontinued operations, net of tax	Income from discontinued operations, net	—	(1)

Total special items - after-tax		13	(21)

Special items impact per share		$0.08	$(0.11)

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$27	$9

Earnings per share, adjusted for special items		$0.16	$0.06

(a)	Asset impairments - During the third quarter of 2011, we recorded $1 million of asset impairment charges related to the impairment of inventory at a vacation ownership property. During the third quarter of 2010, we recorded $11 million of impairment charges primarily related to the impairment of a company owned airplane.
(b)	Unconsolidated hospitality ventures impairment - During the third quarter of 2010, we recorded an impairment charge of $6 million related to an investment in a hospitality venture property.
(c)	Gain on sale of real estate - During the third quarter of 2010, we sold a hotel for a gain of $6 million.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Gain on extinguishment of debt - During 2010, we extinguished $45 million of mortgage debt for a majority owned property as a result of executing a deed in lieu of foreclosure transaction with the lender. The deed was transferred to the lender on September 30, 2010, at which time a gain on extinguishment of debt of $35 million was recorded.
(f)	Provisions on hotel loans - In the third quarters of 2011 and 2010, we recorded $4 million and $2 million, respectively, in provisions related to certain hotel developer loans based on our assessment of their collectability.
(g)	Transaction costs - In the third quarter of 2011, we incurred $4 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.

Hyatt Hotels Corporation

Summary of Special Items - Nine Months Ended September 30, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the nine months ended September 30, 2011 and September 30, 2010, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Nine Months Ended September 30,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$61	$60

Earnings per share		$0.36	$0.34

Special Items
Asset impairments (a)	Asset impairments	2	14
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	—	15
(Gain) loss on sale of real estate (c)	Other income (loss), net	2	(6)
Marketable securities (d)	Other income (loss), net	19	(12)
Loss on sublease agreement (e)	Other income (loss), net	5	—
Gain on extinguishment of debt (f)	Other income (loss), net	—	(35)
Provisions on hotel loans (g)	Other income (loss), net	4	2
Transaction costs (h)	Other income (loss), net	4	—

Total special items - pre-tax		36	(22)
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(14)	10
Discontinued operations, net of tax	Income from discontinued operations, net	—	(4)

Total special items - after-tax		22	(16)

Special items impact per share		$0.13	$(0.08)

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$83	$44

Earnings per share, adjusted for special items		$0.49	$0.26

(a)	Asset impairments - During the nine months ended September 30, 2011 and 2010, we identified and recorded $2 million and $14 million of asset impairment charges. The 2011 charge includes a $1 million impairment taken on inventory at one of our vacation ownership properties. The 2010 charge includes a $10 million impairment of a company owned airplane and a $3 million impairment of property and equipment at one of our owned hotels.
(b)	Unconsolidated hospitality ventures impairment - During the nine months ended September 30, 2010, we recorded an impairment charge of $9 million related to an investment in a vacation ownership property and $6 million related to an investment in a hospitality venture property.
(c)	(Gain) loss on sale of real estate - During the nine months ended September 30, 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million. During 2010, we sold a hotel for a gain of $6 million.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Loss on sublease agreement - As of September 30, 2011, we have tentatively agreed to a new sublease agreement with a related party that results in a $5 million loss based on terms of the existing master lease.
(f)	Gain on extinguishment of debt - During 2010, we extinguished $45 million of mortgage debt for a majority owned property as a result of executing a deed in lieu of foreclosure transaction with the lender. The deed was transferred to the lender on September 30, 2010, at which time a gain on extinguishment of debt of $35 million was recorded.
(g)	Provisions on hotel loans - During the first nine months of 2011 and 2010, we recorded $4 million and $2 million, respectively, in provisions related to certain hotel developer loans based on our assessment of their collectability.
(h)	Transaction costs - In the nine months ended September 30, 2011, we incurred $4 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue:
Owned and leased	$470	$455	$15	3.3%	$1,386	$1,389	$(3)	(0.2)%
North America	52	48	4	8.3%	159	145	14	9.7%
International	34	31	3	9.7%	110	97	13	13.4%

Total management and franchising	86	79	7	8.9%	269	242	27	11.2%
Corporate and other	18	11	7	63.6%	49	34	15	44.1%
Other revenues from managed properties	343	352	(9)	(2.6)%	1,062	1,004	58	5.8%
Eliminations	(20)	(18)	(2)	(11.1)%	(58)	(60)	2	3.3%

Total revenues	$897	$879	$18	2.0%	$2,708	$2,609	$99	3.8%

Adjusted EBITDA:
Owned and leased	$84	$66	$18	27.3%	$236	$219	$17	7.8%
Pro rata share of unconsolidated hospitality ventures	22	18	4	22.2%	59	50	9	18.0%

Total owned and leased	106	84	22	26.2%	295	269	26	9.7%
North American management and franchising	40	37	3	8.1%	124	109	15	13.8%
International management and franchising	17	17	—	0.0%	59	49	10	20.4%
Corporate and other	(28)	(27)	(1)	(3.7)%	(83)	(69)	(14)	(20.3)%

Adjusted EBITDA	$135	$111	$24	21.6%	$395	$358	$37	10.3%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended September 30,		Change		Change (in constant $)	Nine Months Ended September 30,		Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)	2011	2010				2011	2010
Full service (39)
ADR	$189.49	$180.61	4.9%		2.3%	$193.16	$185.98	3.9%		1.7%
Occupancy	76.0%	73.2%	2.8	% pts		71.4%	70.6%	0.8	% pts
RevPAR	$144.07	$132.12	9.0%		6.3%	$137.86	$131.29	5.0%		2.8%

Select service (46)
ADR	$92.01	$86.99	5.8%		5.8%	$92.50	$87.33	5.9%		5.9%
Occupancy	82.6%	79.0%	3.6	% pts		78.4%	75.4%	3.0	% pts
RevPAR	$75.99	$68.75	10.5%		10.5%	$72.57	$65.83	10.2%		10.2%

Comparable owned and leased hotels (85)
ADR	$164.03	$156.29	5.0%		2.7%	$166.66	$160.54	3.8%		2.0%
Occupancy	77.6%	74.6%	3.0	% pts		73.1%	71.8%	1.3	% pts
RevPAR	$127.35	$116.58	9.2%		6.9%	$121.84	$115.22	5.7%		3.9%

Managed and franchise hotels (# hotels; includes owned & leased hotels)
North America
Full service (121)
ADR	$158.79	$153.46	3.5%		3.2%	$161.66	$156.50	3.3%		3.0%
Occupancy	76.3%	73.7%	2.6	% pts		72.7%	70.4%	2.3	% pts
RevPAR	$121.16	$113.08	7.1%		6.8%	$117.55	$110.21	6.7%		6.4%

Select service (178)
ADR	$95.60	$92.68	3.1%		3.1%	$96.53	$93.35	3.4%		3.4%
Occupancy	78.1%	74.0%	4.1	% pts		75.5%	70.9%	4.6	% pts
RevPAR	$74.68	$68.62	8.8%		8.8%	$72.85	$66.20	10.0%		10.0%
International
International comparable hotels (96)
ADR	$227.26	$209.26	8.6%		2.4%	$230.11	$211.35	8.9%		3.0%
Occupancy	65.1%	64.5%	0.6	% pts		64.6%	63.8%	0.8	% pts
RevPAR	$147.95	$134.95	9.6%		3.4%	$148.69	$134.92	10.2%		4.2%
Comparable systemwide hotels (395)
ADR	$162.67	$155.30	4.7%		2.5%	$165.59	$158.08	4.7%		2.6%
Occupancy	73.5%	71.2%	2.3	% pts		71.0%	68.7%	2.3	% pts
RevPAR	$119.64	$110.58	8.2%		5.9%	$117.57	$108.59	8.3%		6.0%

(a)	Owned and leased hotel statistics do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Fees:
Base management fees	$36	$33	$3	9.1%	$109	$97	$12	12.4%
Incentive management fees	18	19	(1)	(5.3)%	70	62	8	12.9%
Franchise and other fees	12	9	3	33.3%	32	23	9	39.1%

Total fees	$66	$61	$5	8.2%	$211	$182	$29	15.9%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Adjusted Selling, General, and Administrative Expenses	$70	$61	$9	14.8%	$206	$190	$16	8.4%
Rabbi Trust impact	(12)	7	(19)	(271.4)%	(7)	5	(12)	(240.0)%

Selling, General, and Administrative Expenses	$58	$68	$(10)	(14.7)%	$199	$195	$4	2.1%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$446	$411	$35	8.5%	$1,324	$1,257	$67	5.3%
Noncomparable hotels	24	44	(20)	(45.5)%	62	132	(70)	(53.0)%

Owned and Leased Hotels Revenue	$470	$455	$15	3.3%	$1,386	$1,389	$(3)	(0.2)%

Expenses
Comparable owned and leased hotels	$348	$335	$13	3.9%	$1,040	$1,000	$40	4.0%
Noncomparable hotels	17	37	(20)	(54.1)%	49	112	(63)	(56.3)%
Rabbi Trust	(5)	4	(9)	(225.0)%	(3)	2	(5)	(250.0)%

Owned and Leased Hotels Expense	$360	$376	$(16)	(4.3)%	$1,086	$1,114	$(28)	(2.5)%

Owned and leased hotel operating margin percentage	23.4%	17.4%		6.0%	21.6%	19.8%		1.8%

Comparable owned and leased hotel operating margin percentage	22.0%	18.5%		3.5%	21.5%	20.4%		1.1%

Hyatt Hotels Corporation

Properties and Rooms / Units by Geography

	September 30, 2011		June 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels
Full service	45	19,224	41	18,884	42	19,447	4	340	3	(223)
Select service	63	8,562	49	6,525	54	7,041	14	2,037	9	1,521

Total owned and leased hotels	108	27,786	90	25,409	96	26,488	18	2,377	12	1,298

Managed and franchised hotels
(includes owned and leased hotels)	September 30, 2011		June 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full service hotels
Managed (a)	116	59,900	114	59,995	114	60,016	2	(95)	2	(116)
Franchised	19	5,682	17	5,222	16	4,767	2	460	3	915

Subtotal	135	65,582	131	65,217	130	64,783	4	365	5	799
Select service hotels
Managed	93	12,497	76	10,006	81	10,522	17	2,491	12	1,975
Franchised	121	15,343	123	15,675	114	14,494	(2)	(332)	7	849

Subtotal	214	27,840	199	25,681	195	25,016	15	2,159	19	2,824
International (b)
Managed (a)	104	34,254	101	33,395	102	34,519	3	859	2	(265)
Franchised	2	988	2	988	2	988	—	—	—	—

Subtotal	106	35,242	103	34,383	104	35,507	3	859	2	(265)

Total managed and franchised hotels	455	128,664	433	125,281	429	125,306	22	3,383	26	3,358

Vacation ownership	15	963	15	963	15	962	—	—	—	1
Residential	8	1,230	8	1,230	9	1,239	—	—	(1)	(9)

Total properties and rooms/units	478	130,857	456	127,474	453	127,507	22	3,383	25	3,350

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed and franchised hotels

(includes owned and leased hotels)	September 30, 2011		June 30, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	51	20,244	51	20,204	51	20,364	—	40	—	(120)
Southwest Asia	16	5,119	14	4,480	13	4,430	2	639	3	689
Europe, Africa, Middle East	32	7,961	31	7,781	33	8,795	1	180	(1)	(834)
Other Americas	7	1,918	7	1,918	7	1,918	—	—	—	—

Total International	106	35,242	103	34,383	104	35,507	3	859	2	(265)

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	September 30, 2011		June 30, 2011		December 31, 2010		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	26	5,093	27	5,313	25	5,049	(1)	(220)	1	44
Andaz	5	1,101	5	1,101	5	1,096	—	—	—	5
Grand Hyatt	37	21,109	36	20,798	37	21,568	1	311	—	(459)
Hyatt Regency	148	67,694	145	66,926	146	67,115	3	768	2	579
Hyatt	25	5,827	21	5,462	21	5,462	4	365	4	365
Hyatt Place	162	20,532	161	20,432	161	20,434	1	100	1	98
Hyatt Summerfield Suites	52	7,308	38	5,249	34	4,582	14	2,059	18	2,726
Vacation Ownership and Residential	23	2,193	23	2,193	24	2,201	—	—	(1)	(8)

Total	478	130,857	456	127,474	453	127,507	22	3,383	25	3,350